UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

CHINA SUN GROUP HI-TECH CO.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-118259 (Commission File Number)	54-2142880 (IRS Employer Identification No.)

1 Hutan Street, Zhongshan District, Dalian, People’s Republic of China (Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 411- 8289-7752

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation  FD Disclosure

On September 24, 2008, China Sun Group Hi-Tech Co. issued a press release announcing that its subsidiary, Dalian Xinyang High-Tech Development Co., Ltd, has entered into two separate one-year purchase and sales agreements with Shenzhen Haoran Battery Co., Ltd worth approximately $16.2 million.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financials Statements and Exhibits

(d)

Exhibit No.	Exhibit Description

99.1	Press Release dated September 24, 2008

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SUN GROUP HIGH-TECH CO.

Dated: September 24, 2008	By:	/s/ Bin Wang
Name: Bin Wang
Title: President, Chief Executive Officer and Chairman

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